EXECUTION COPY

                                        THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of March 7, 1997 by and among REGENCY REALTY CORPORATION (the "Borrower"), each of the Guarantors signatory hereto (the "Guarantors"), each of the Lenders signatory hereto (the "Lenders") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association and successor in interest to Wells Fargo Realty Advisors Funding, Incorporated, as Agent (the "Agent").

         WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of May 17, 1996 (as amended prior to the date hereof, the "Credit Agreement");

         WHEREAS, the Borrower has advised the Lenders and the Agent that the Borrower has entered into that certain Contribution Agreement and Plan of Reorganization dated as of February 10, 1997 (the "Contribution Agreement") by and among Branch Properties, L.P., Branch Realty, Inc. and the Borrower, pursuant to which the Borrower proposes to consummate the transaction as more particularly described by the Borrower to the Lenders and the Agent on Exhibit A attached hereto (the "Branch Transaction"); and

         WHEREAS, in connection with the Branch Transaction, the Borrower has requested that the Lenders and the Agent amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         Section 1.  Specific Amendments to Credit Agreement.

     (a) The Credit Agreement is hereby amended by deleting from Section 1.1 the definition of the term "Development Property" and substituting in its place the following:
                  "Development Property" means either a real estate project acquired by a Loan Party as unimproved real estate to be developed as a Property or a Property acquired by a Loan Party on which such Loan Party is to increase materially the rentable square footage of such Property, in each case for which an 85% Occupancy Rate has not been achieved; provided, however, that "Development Property" shall not include any build-to-suit Property which is 100% preleased by a single tenant having an investment grade rating assigned to its senior long-term unsecured debt obligations by a nationally recognized securities rating agency.

     (b) The Credit Agreement is amended by deleting the first sentence of the last paragraph of Section 9.7 in its entirety and substituting in its place the following:
         Additionally, the aggregate amount of the Construction Budgets for Development Properties in which the Borrower either has a direct or indirect ownership interest shall not exceed 15% of the Borrower's Gross Asset Value.

     (c) The Credit Agreement is amended by supplementing the Schedules attached thereto as follows:

     (i) Schedule 7.2 of the Credit Agreement ["Ownership Structure"] is hereby supplemented to add the additional information set forth on the "Supplement to
Schedule 7.2" attached hereto;

     (ii) Schedule 7.6 of the Credit Agreement ["Existing Indebtedness"] is hereby supplemented to add the additional information set forth on the "Supplement to Schedule 7.6" attached hereto;

     (iii) Schedule 7.10 of the Credit Agreement ["Material Contracts"] is hereby supplemented to add the additional information set forth on the "Supplement to Schedule 7.10" attached hereto; and

     (iv) The representations and warranties contained in Section 7.17 of the Credit Agreement ["Environmental Matters"] shall be deemed supplemented by the information set forth on Schedule 7.17 attached hereto.

         Section 2. Branch Transaction. The Borrower represents and warrants to the Agent and the Lenders as follows: (a) the Branch Transaction constitutes an Acquisition subject to the provisions of Section 8.16 of the Credit Agreement;
(b) after giving effect to the Branch Transaction and this Amendment, the Borrower will be in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Article IX. of the Credit Agreement; (c) the Borrower has delivered to the Agent a true, correct and complete copy of the Contribution Agreement (excluding the schedules thereto); and (d) the Contribution Agreement remains in full force and effect.

         Section 3. Waiver; Limitation. The Agent and Lenders acknowledge receipt of the Compliance Certificate provided by the Borrower pursuant to Sections 8.16. Subject to the effectiveness of this Amendment, the Agent and the Lenders hereby waive the requirement of Section 8.16 that the Borrower shall have given the Agent and the Lenders at least 30 days prior written notice of the Branch Transaction. The foregoing waiver shall not be construed to be a waiver of any other term or condition of the Credit Agreement or a waiver of any Default or Event of Default that may be in existence as of the date hereof. Further, foregoing waiver shall not be construed as a waiver of, or consent to departure from, any future obligations under the above-referenced covenant or any of the other terms and conditions of the Credit Agreement or any other Loan Document, nor shall the Borrower, by receipt of foregoing waiver, expect that any such waiver will be given in the future.

         Section  4.  Copies  of  Certain  Notices,   Etc.  Under   Contribution
Agreement. The Borrower shall deliver to the Agent and each Lender the following: (a) promptly upon the execution and delivery thereof, a copy of any amendment, supplement, other modification, waiver or consent of or relating to the Contribution Agreement; (b) promptly upon the giving or receipt thereof, any notice alleging a breach or other failure to comply with the terms of the Contribution Agreement on the part of any party to the Contribution Agreement and (c) promptly upon the giving or receipt thereof, any notice given under
Section 5.13 of the Contribution Agreement

     Section 5.  Effectiveness of Amendments and Waivers.  The  effectiveness of
Section 1 and the effectiveness of the waivers set forth in Section 3 are both subject to satisfaction of the following conditions precedent:
                     ---------------------------------------

     (a) Receipt by the Agent of each of the following in form and substance satisfactory to the Agent:

     (i) Counterparts of this Amendment executed by each of the parties hereto;

     (ii) A copy of the resolutions of the board of directors of the Borrower authorizing the execution and delivery of this Amendment, certified by the Secretary or an Assistant Secretary of the Borrower; and

     (iii) Such other documents and instruments as the Agent may reasonably request; and

         (b) All consents, waivers, exemptions and approvals required to be obtained by the parties to the Contribution Agreement in connection with the First Closing (as defined in the Contribution Agreement) shall have been obtained, and the First Closing shall have been consummated without waiver of any condition precedent to the occurrence thereof (other than those waived with the written concurrence of the Required Lenders).

     Section 6. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:

         (a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

         (b) Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approval or violate any Applicable Law relating to the Borrower the failure to possess or to comply with which would have a Materially Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under the Borrower's articles of incorporation or by-laws or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Permitted Liens.

         Section 7. Reaffirmation by Borrower. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

         Section 8. Reaffirmation by Guarantor. Each Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty to which it is a party, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

     Section 9. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
                     ----------------------------------

     Section 10. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     Section 12. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.
                      ------

     Section 13. Effective Date. This Amendment shall not be effective until its execution and delivery by all of the parties hereto whereupon its shall be deemed effective as of the date first written above.
                      --------------

     Section 14. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
                      ------------

     Section 15. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

                                             [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed as of the date first above written.

                                            BORROWER:

                                            REGENCY REALTY CORPORATION

                                            By:
                                                Name:  Bruce M. Johnson
                                                Title:  Executive Vice President

                                            GUARANTORS:

                                            RRC FL ONE, INC.
                                            RRC FL TWO, INC.
                                            REGENCY CENTERS, INC.
                                            (f/k/a/ RRC FL Three, Inc.)
                                            RRC FL SEVEN, INC.

                                            By:
                                                Name:  Bruce M. Johnson
                                                Title:  Executive Vice President

                                            REGENCY OFFICE PARTNERSHIP, L.P.
                                            UNIVERSITY MARKETPLACE

                                            By:  RRC FL One, Inc.,
                                                 its General Partner

                                            By :...............................
                                                Name:  Bruce M. Johnson
                                                Title:  Executive Vice President




                                     [Signatures Continued on Following Page]

                                                     - 2 -
AD970510.265

            [Signature Page to Third Amendment to Credit Agreement dated as of February 28, 1997 for Regency Realty Corporation]

              AGENT AND LENDERS:

              WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Agent


                                            By:
                                                  Name:  Mary Ann Kelly
                                                  Title: Vice President


                                            FIRST UNION NATIONAL BANK OF FLORIDA


                                            By:
                                                  Name:
                                                  Title:


                                            WACHOVIA BANK OF GEORGIA, N.A.


                                            By:
                                                  Name:
                                                  Title:


                                            BARNETT BANK, N.A.


                                            By:
                                                  Name:
                                                  Title:


                                                     - 3 -
AD970510.265

                                                     EXHIBIT A

                                                Branch Transaction


         Pursuant to the Contribution Agreement, the Borrower will indirectly acquire from Branch Properties, L.P. (the "Transferor"), among other things, (1) twenty existing shopping centers, including seven which are owned through subpartnerships with outside investors, (2) six shopping centers under development or redevelopment (one of which is expected to be resold to a third party) and (3) certain property management contracts, in consideration of the assumption by Regency Retail Partnership, L.P. (the "Partnership"), a newly formed partnership of which Regency Atlanta, Inc., a wholly owned subsidiary of the Borrower, will become the sole general partner at closing, of approximately $121,900,000 of debt (net of minority interest) and the issuance of 3,373,801 partnership units of the Partnership exchangeable for the Borrower's common stock and 155,797 shares of Borrower's common stock to be issued as part of a C reorganization on the part of Branch Realty, Inc., the Transferor's general partner. Such units and shares have an aggregate value of approximately $78,100,000 based on an agreed exchange ratio pegged at $22.125 per share of Borrower's common stock and approximately $95,300,000 based on a current trading price of $27 per share. In addition, the Transferor shall have the right to earn an additional $23,300,000 (which is based on a price of $22.125 per unit/share and includes an estimated $750,000 based on revenues from certain third-party management business transferred by Transferor) paid in up to 1,053,000 Partnership units/shares during the three years following the closing.


                                                      A-1
AD970510.265

                                            SUPPLEMENT TO SCHEDULE 7.2

                                                Ownership Structure


[To be provided by Borrower]



                                                     - 1 -
AD970510.265

                                            SUPPLEMENT TO SCHEDULE 7.6

                                               Existing Indebtedness


[To be provided by Borrower]



                                                     - 1 -
AD970510.265

                                            SUPPLEMENT TO SCHEDULE 7.10

                                                Material Contracts


[To be provided by Borrower]



                                                     - 1 -
AD970510.265

                                                   SCHEDULE 7.17

                                               Environmental Matters


[To be provided by Borrower]


                                                     - 1 -
AD970510.265